SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2009

COPANO ENERGY, L.L.C.
(Exact name of registrant as specified in its charter)

Delaware	001-32329	51-0411678
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

	2727 Allen Parkway, Suite 1200 Houston, Texas	77019
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (713) 621-9547

Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 4, 2009, John R. Eckel, Jr., Chairman of the Board and Chief Executive Officer of Copano Energy, L.L.C. (“Copano”), has taken an indefinite leave of absence for medical reasons.  Mr. Eckel is expected to make a full recovery over the next several months, during which time he plans to remain available to participate in material decisions.  During his absence, Mr. Eckel’s responsibilities will be assumed by the remaining members of Copano’s senior management team.  In addition, Copano’s Board of Directors has taken action to extend interim principal executive authority to R. Bruce Northcutt, Copano’s President and Chief Operating Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COPANO ENERGY, L.L.C.

Date: November 4, 2009	By:	/s/ Douglas L. Lawing
Douglas L. Lawing
Executive Vice President, General Counsel
and Secretary